Exhibit 99.1

Quidel Contact:	Media and Investors Contact:
Quidel Corporation	Porter Novelli Life Sciences
John M. Radak, Chief Financial Officer	Pam Lord
(858) 646-8032	(619) 849-6003
plord@pnlifesciences.com

QUIDEL REPORTS FIRST QUARTER 2010 RESULTS
SAN DIEGO, Calif., April 29, 2010 — Quidel Corporation (NASDAQ: QDEL), a leading provider of rapid diagnostic testing solutions, announced today financial results for the first quarter ended March 31, 2010.
First Quarter 2010 Highlights:
•	Increased total revenues 68% to $28.4 million from $16.9 million in the first quarter 2009

•	Acquired Diagnostic Hybrids, Inc. for approximately $131 million in cash

•	Expanded gross margin to 53% compared to 50% in first quarter 2009

•	Repurchased 0.3 million shares of company stock for a total of $4.3 million
First Quarter 2010 Results
For the first quarter of 2010, total revenues were $28.4 million, compared to $16.9 million for the first quarter of 2009, an increase of 68%. Excluding the impact of the acquisition of Diagnostic Hybrids revenue grew 28%. Diagnostic Hybrids contributed $4.7 million of revenue in the quarter subsequent to the closing of the acquisition on February 19, 2010. Infectious disease product sales increased 122% to $17.4 million and women’s health product sales increased 32% to $7.6 million.
Net loss for the first quarter of 2010 was $2.5 million, or $0.09 per share, compared to a loss of $2.8 million, or $0.09 per share, for the first quarter of 2009. Included in the first quarter 2010 results are $2.1 million or $0.05 cents per share of non-recurring items associated with the acquisition of Diagnostic Hybrids.
“We reported good growth in the quarter, although our infectious disease business was unfavorably impacted by the absence of any meaningful influenza-like-illness,” said Douglas Bryant, president and CEO of Quidel Corporation. “We are very pleased with the robust growth of our QuickVue® respiratory syncytial virus product line driven by increased adoption in the physician office market and a higher level of disease incidence. We also closed the acquisition of Diagnostic Hybrids in the quarter adding new technologies and skills to our Company, and significantly expanding our product portfolio. The integration process is progressing well as we focus on accelerating revenue growth, leveraging the core competencies of both organizations and executing on opportunities to make the combined business more cost efficient,” Bryant continued.
Liquidity
Cash and cash equivalents as of March 31, 2010 were $20.3 million. The reduction in cash and cash equivalents since December 31, 2009 reflects cash used as part of the Diagnostic Hybrids acquisition and repurchases of approximately 0.3 million shares of Quidel common stock for $4.3 million under the previously announced share repurchase program. A total of $14.8 million remains available for share repurchases under the current Board authorized program.
Conference Call Information
Quidel management will host a conference call to discuss the first quarter 2010 results as well as other business matters today beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). During the conference call, management may answer questions concerning business and financial developments and trends. Quidel’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute material information that has not been previously disclosed.
To participate in the live call by telephone from the U.S., dial (866) 770-7125, or from outside the U.S. dial (617) 213-8066, and enter the passcode 12721095.
A live webcast of the call can be accessed at www.quidel.com, and the Web site replay will be available for 14 days. The telephone replay will be available for 48 hours beginning at 8:00 p.m. Eastern Time (5:00 p.m. Pacific Time) today by dialing (888) 286-8010 from the U.S., or (617) 801-6888 for international callers, and entering pass code 47253966.
About Quidel Corporation
Quidel Corporation serves to enhance the health and well being of people around the globe through the development of rapid diagnostic solutions that can lead to improved patient outcomes and provide economic benefits to the healthcare system. Marketed under the leading brand names QuickVue®, D3® Direct Detection and Thyretain™, Quidel’s products aid in the detection and diagnosis of many critical diseases and conditions, including influenza, respiratory syncytial virus, Strep A, herpes, pregnancy, thyroid disease and fecal occult blood. Quidel’s research and development engine is also developing a continuum of diagnostic solutions from advanced lateral-flow and direct fluorescent antibody to molecular diagnostic tests to further improve the quality of healthcare in physicians’ offices and hospital and reference laboratories. For more information about Quidel’s comprehensive product portfolio, visit www.quidel.com and Diagnostic Hybrids at www.dhiusa.com.
This press release contains forward-looking statements within the meaning of the federal securities laws that involve material risks, assumptions and uncertainties. Many possible events or factors could affect our future financial results and performance, such that our actual results and performance may differ materially from those that may be described or implied in the forward-looking statements. As such, no forward-looking statement can be guaranteed. Differences in actual results and performance may arise as a result of a number of factors including, without limitation, seasonality, the timing of onset, length and severity of cold and flu seasons, the level of success in executing our strategic initiatives, uncertainty surrounding the detection of novel influenza viruses involving human specimens, adverse changes in the competitive and economic conditions in domestic and international markets, actions of our major distributors, technological changes and uncertainty with research and technology development, including any future molecular-based technology, successful integration of Diagnostic Hybrids Inc., the reimbursement system currently in place and future changes to that system, manufacturing and production delays or difficulties, adverse actions or delays in product reviews by the U.S. Food and Drug Administration, intellectual property, product liability, environmental or other litigation, potential required patent license fee payments not currently reflected in our costs, potential inadequacy of booked reserves and possible impairment of goodwill, and lower-than-anticipated sales or market penetration of our new products. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “might,” “expect,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. The risks described under “Risk Factors” in reports and registration statements that we file with the SEC from time to time should be carefully considered. You are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date of this press release. We undertake no obligation to publicly release the results of any revision or update of the forward-looking statements, except as required by law.
[Table follows]

QUIDEL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended
	March 31
	2010	2009
	(unaudited)
Total revenues	$28,379	$16,890

Cost of sales (excludes amortization of intangible assets of $0.9 million and $0.3 million, respectively)	12,634	8,424
Amortization of inventory fair value adjustment from acquisition	719	—

Total cost of sales (excludes amortization of intangible assets of $0.9 million and $0.3 million, respectively)	13,353	8,424

Research and development	6,275	2,896
Sales and marketing	5,999	4,735
General and administrative	4,241	4,120
Amortization of intangible assets from acquired businesses	652	—
Amortization of intangible assets from licensed technology	324	348
Business acquisition and integration costs, and restructuring charges	1,350	953

Total costs and expenses	32,194	21,476

Operating loss	(3,815)	(4,586)

Interest expense	(399)	(158)
Interest income	169	153

Total other (expense) income	(230)	(5)

Loss before taxes	(4,045)	(4,591)

Income tax benefit	(1,528)	(1,790)

Net loss	$(2,517)	$(2,801)

Basic and diluted loss per share:	$(0.09)	$(0.09)

Weighted shares used in basic and diluted per share calculation	28,505	31,053

Gross profit as a % of total revenues	53%	50%
Research and development as a % of total revenues	22%	17%
Sales and marketing as a % of total revenues	21%	28%
General and administrative as a % of total revenues	15%	24%

Condensed balance sheet data (in thousands):	3/31/10	12/31/09

Cash, cash equivalents and marketable securities	$20,263	$93,002
Accounts receivables	13,003	9,717
Inventory	20,520	15,038
Total assets	233,410	166,345
Long term debt	83,145	6,527
Stockholders’ equity	121,230	126,450